UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 23, 2012

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant's telephone number, including area code)
Former Name: Not Applicable Former Address: 6409 Guadalupe Mines Road, San Jose, CA 95120 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2012, the Board of Directors (the “Board”) of Monolithic Power Systems, Inc. (the “Company”) expanded the authorized number of directors of the Company from seven to eight and appointed Eugene Elmiger to the Board and to the Nominating and Governance Committee of the Board.

In connection with Mr. Elmiger's participation in the Company's standard director compensation policies and programs, upon his appointment to the Board, Mr. Elmiger was granted 5,000 restricted stock units of the Company, 50% of which will vest on the one year anniversary of the grant and the remaining 50% of which will vest on the two year anniversary of the grant.

A press release announcing Mr. Elmiger's appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press release dated October 25, 2012 announcing the appointment of Eugene Elmiger to the Board of Directors of the Company.

Exhibit Index

Exhibit No	Description
99.1	Press release dated October 25, 2012 announcing the appointment of Eugene Elmiger to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 26, 2012	By:	/s/ Meera Rao
Meera Rao
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)